Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 18, 2019		574-235-2000

1st Source Corporation Reports Record First Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income was a record $22.20 million, up 16.11% over the first quarter of 2018. Diluted net income per common share was also a record of $0.86, up from the prior year’s first quarter of $0.73.

•	Return on average assets increased to 1.43% and return on average common shareholders’ equity increased to 11.61% from 1.31% and 10.67%, respectively in the first quarter of 2018.

•	Net charge-offs of $3.54 million and nonperforming assets to loans and leases of 0.49% compared to $0.34 million and 0.74%, respectively in the first quarter of 2018.

•	Average loans and leases grew $269.40 million, up 5.87% from the first quarter of 2018.

•	Average deposits grew $350.92 million, up 7.45% from the first quarter of 2018.

•	Net interest income increased $4.42 million, up 8.74% from the first quarter of 2018.

•	Noninterest income increased $0.32 million, up 1.33% from the first quarter of 2018 (increased 1.27% excluding leased equipment depreciation).

•	Noninterest expenses decreased $0.35 million, down 0.77% from the first quarter of 2018 (decreased 1.15% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $22.20 million for the first quarter of 2019, an improvement of 16.11% compared to $19.12 million reported in the first quarter a year ago. The net income comparison was positively impacted by increased net interest income of $4.42 million primarily due to higher loan rates and higher average loan and lease balances. It was negatively impacted by a $1.13 million increase in the provision for loan and lease losses to cover loan and lease growth along with higher net charge-offs. Non-recurring 2019 items included a negative $1.10 million valuation adjustment on a repossessed asset and $1.32 million gain on the sale of our former headquarters building.
Diluted net income per common share for the first quarter of 2019 was a record high of $0.86, versus $0.73 in the first quarter of 2018.
At its April 2019 meeting, the Board of Directors approved a cash dividend of $0.27 per common share, up 12.5% from the $0.24 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 6, 2019 and will be paid on May 15, 2019.

According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a strong first quarter. We continue to achieve steady growth in net income and see healthy increases in loans, leases, and deposits. Our biggest credit challenge in the quarter was due to a further charge-off of $3.0 million on the large syndicated aircraft account which I have mentioned previously. The remaining balance is less than $1 million, payment of which is anticipated to come from a final settlement of escrowed funds. The cost of resolving the complex issues of this bankruptcy from legal, investment banking, and consulting fees has proven to be exceedingly high. This reminds us we should be wary of complex lending structures.”
“At 1st Source, we value integrity, teamwork, superior quality, outstanding client service, community leadership, true relationship banking and operating with strong capital and reserves. We believe it is these values that differentiate us from our competition, and it seems others have taken notice. In March, we once again received the BauerFinancial ‘Superior’ Five-Star rating - the highest rating possible. BauerFinancial bases its rating on capital ratio, profitability/loss trend, credit quality and CRA ratings. We would not be able to achieve high scores in such categories without conducting our daily business with those values at the core of what we do.”
“Our focus on smaller businesses continues to receive recognition across the state of Indiana. For the sixth year in a row, we were honored with the ‘Gold Level Award’ in the Community Lender’s category by the Small Business Administration. This award honors 1st Source Bank as #1 among Indiana Community Banks with less than $10 billion in assets for making the greatest number of SBA loans during 2018. We have devoted over 155 years to serving small businesses and maintain a dedicated SBA department to ensure the highest level of service to our clients, and this recognition confirms our strategic focus is successful.”
FIRST QUARTER 2019 FINANCIAL RESULTS
Loans
Average loans and leases of $4.86 billion increased $269.40 million, up 5.87% in the first quarter of 2019 from the year ago quarter and have increased $22.19 million, up 0.46% from the fourth quarter of 2018.
Deposits
Average deposits of $5.06 billion grew $350.92 million, up 7.45% for the quarter ended March 31, 2019 from the year ago quarter and have decreased $28.59 million, down 0.56% compared to the fourth quarter of 2018.
Net Interest Income and Net Interest Margin
First quarter 2019 net interest income of $54.95 million increased $4.42 million, up 8.74% from the first quarter a year ago and decreased $0.90 million, down 1.60% from the prior quarter.
First quarter 2019 net interest margin was 3.78%, an improvement of nine basis points from the 3.69% for the same period in 2018 and increased one basis point from the fourth quarter of 2018. First quarter 2019 net interest margin on a fully tax-equivalent basis was 3.79%, an increase of eight basis points from the 3.71% for the same period in 2018 and was higher by one basis point compared to the prior quarter. With the Federal Reserve announcing rate increases will be put on hold, interest margins may have reached their peak. Also, there is significant competition for deposits with many local market participants increasing their rates and there is considerable price competition for loans.

Noninterest Income
First quarter 2019 noninterest income of $24.12 million increased $0.32 million, up 1.33% from the first quarter a year ago and was relatively flat from the fourth quarter of 2018.
Noninterest income during the three months ended March 31, 2019 was higher compared to a year ago mainly from increased equipment rental income from an increase in the average lease portfolio, higher insurance commissions primarily from increased business and higher contingent commissions, and higher debit card income from increased customer use. These positives were offset by reduced net gains on partnership investments and lower trust and wealth advisory fees resulting from a lower value of assets under management due to stock market movements.
Noninterest Expense
First quarter 2019 noninterest expense of $45.20 million was down slightly from the first quarter a year ago and decreased $2.49 million, down 5.21% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were down 1.15% from the first quarter a year ago and down 5.97% from the prior quarter.
The decrease in noninterest expense from the fourth quarter was primarily the result of higher gains on the sale of fixed assets, reduced professional fees from consulting services, and fewer group insurance claims offset by higher repossessed asset valuation adjustments and lower gains on the sale of repossessed assets.
Credit
The reserve for loan and lease losses as of March 31, 2019 was 2.07% of total loans and leases compared to 2.08% at December 31, 2018 and 2.10% at March 31, 2018. Net charge-offs of $3.54 million were recorded for the first quarter of 2019 compared with net charge-offs of $0.34 million in the same quarter a year ago and up from the $2.53 million of net charge-offs in the fourth quarter. The majority of the first quarter charge-offs was related to one relationship within the aircraft portfolio. This account had experienced significant charge-offs during the second half of 2018.
The provision for loan and lease losses was $4.92 million for the first quarter of 2019, an increase of $1.13 million compared with the same period in 2018 and an increase of $0.22 million from the fourth quarter. The ratio of nonperforming assets to loans and leases was an improved 0.49% as of March 31, 2019, compared to 0.71% on December 31, 2018 and 0.74% on March 31, 2018.
Capital
As of March 31, 2019, the common equity-to-assets ratio was 12.20%, compared to 12.11% at December 31, 2018 and 11.99% a year ago. The tangible common equity-to-tangible assets ratio was 11.03% at March 31, 2019 compared to 10.92% at December 31, 2018 and 10.75% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.28% at March 31, 2019 compared to 12.38% at December 31, 2018 and 12.22% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 19 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2019 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
AVERAGE BALANCES
Assets	$6,290,386	$6,270,544	$5,939,574
Earning assets	5,896,697	5,873,476	5,552,779
Investments	987,593	976,856	916,979
Loans and leases	4,858,183	4,835,995	4,588,782
Deposits	5,059,362	5,087,948	4,708,439
Interest bearing liabilities	4,315,545	4,304,067	4,154,214
Common shareholders’ equity	775,657	758,450	726,242
Total equity	777,217	759,220	726,242
INCOME STATEMENT DATA
Net interest income	$54,948	$55,843	$50,532
Net interest income - FTE(1)	55,130	56,034	50,744
Provision for loan and lease losses	4,918	4,702	3,786
Noninterest income	24,124	24,160	23,807
Noninterest expense	45,204	47,691	45,557
Net income	22,196	21,446	19,116
Net income available to common shareholders	22,196	21,446	19,116
PER SHARE DATA
Basic net income per common share	$0.86	$0.82	$0.73
Diluted net income per common share	0.86	0.82	0.73
Common cash dividends declared	0.27	0.25	0.22
Book value per common share(2)	30.33	29.56	27.96
Tangible book value per common share(1)	27.05	26.30	24.72
Market value - High	50.15	54.30	54.65
Market value - Low	39.11	38.44	48.26
Basic weighted average common shares outstanding	25,759,186	25,876,687	25,950,386
Diluted weighted average common shares outstanding	25,759,186	25,876,687	25,950,386
KEY RATIOS
Return on average assets	1.43%	1.36%	1.31%
Return on average common shareholders’ equity	11.61	11.22	10.67
Average common shareholders’ equity to average assets	12.33	12.10	12.23
End of period tangible common equity to tangible assets(1)	11.03	10.92	10.75
Risk-based capital - Common Equity Tier 1(3)	12.28	12.38	12.22
Risk-based capital - Tier 1(3)	13.32	13.42	13.29
Risk-based capital - Total(3)	14.58	14.68	14.54
Net interest margin	3.78	3.77	3.69
Net interest margin - FTE(1)	3.79	3.78	3.71
Efficiency ratio: expense to revenue	57.17	59.61	61.28
Efficiency ratio: expense to revenue - adjusted(1)	53.20	55.90	57.47
Net charge offs to average loans and leases	0.30	0.21	0.03
Loan and lease loss reserve to loans and leases	2.07	2.08	2.10
Nonperforming assets to loans and leases	0.49	0.71	0.74

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
END OF PERIOD BALANCES
Assets	$6,379,086	$6,293,745	$6,293,169	$6,320,058	$6,051,463
Loans and leases	4,926,187	4,835,464	4,825,553	4,839,823	4,691,097
Deposits	5,124,091	5,122,322	5,061,977	5,108,439	4,781,325
Reserve for loan and lease losses	101,852	100,469	98,300	103,007	98,331
Goodwill and intangible assets	83,992	83,998	84,097	84,104	84,124
Common shareholders’ equity	778,422	762,082	750,437	740,277	725,609
Total equity	781,101	763,590	750,437	740,277	725,609
ASSET QUALITY
Loans and leases past due 90 days or more	$178	$366	$125	$263	$123
Nonaccrual loans and leases	13,622	27,859	36,028	34,582	25,360
Other real estate	417	299	432	133	1,184
Repossessions	10,411	6,666	13,041	9,389	9,432
Equipment owned under operating leases	64	126	48	—	2
Total nonperforming assets	$24,692	$35,316	$49,674	$44,367	$36,101
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2019	2018	2018	2018
ASSETS
Cash and due from banks	$64,619	$94,907	$68,362	$29,404
Federal funds sold and interest bearing deposits with other banks	3,062	4,172	45,514	21,748
Investment securities available-for-sale	1,002,809	990,129	972,172	942,076
Other investments	28,404	28,404	28,159	27,265
Mortgages held for sale	9,210	11,290	11,149	8,626
Loans and leases, net of unearned discount:
Commercial and agricultural	1,146,031	1,073,205	1,062,907	1,011,700
Auto and light truck	554,078	559,987	562,546	511,051
Medium and heavy duty truck	285,631	283,544	271,601	280,010
Aircraft	830,437	803,111	836,458	868,419
Construction equipment	641,035	645,239	654,605	619,219
Commercial real estate	818,459	809,886	781,093	748,926
Residential real estate and home equity	514,719	523,855	523,391	518,130
Consumer	135,797	136,637	132,952	133,642
Total loans and leases	4,926,187	4,835,464	4,825,553	4,691,097
Reserve for loan and lease losses	(101,852)	(100,469)	(98,300)	(98,331)
Net loans and leases	4,824,335	4,734,995	4,727,253	4,592,766
Equipment owned under operating leases, net	131,594	134,440	137,492	144,129
Net premises and equipment	51,357	52,139	53,479	54,841
Goodwill and intangible assets	83,992	83,998	84,097	84,124
Accrued income and other assets	179,704	159,271	165,492	146,484
Total assets	$6,379,086	$6,293,745	$6,293,169	$6,051,463

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,146,647	$1,217,120	$1,151,573	$1,030,902
Interest-bearing deposits:
Interest-bearing demand	1,560,840	1,614,959	1,606,462	1,514,299
Savings	851,564	822,477	822,246	855,729
Time	1,565,040	1,467,766	1,481,696	1,380,395
Total interest-bearing deposits	3,977,444	3,905,202	3,910,404	3,750,423
Total deposits	5,124,091	5,122,322	5,061,977	4,781,325
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	149,172	113,627	124,630	143,913
Other short-term borrowings	106,216	85,717	166,077	212,051
Total short-term borrowings	255,388	199,344	290,707	355,964
Long-term debt and mandatorily redeemable securities	71,439	71,123	70,919	71,335
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	88,303	78,602	60,365	58,466
Total liabilities	5,597,985	5,530,155	5,542,732	5,325,854

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2019, December 31, 2018, September 30, 2018, and March 31, 2018, respectively	436,538	436,538	436,538	436,538
Retained earnings	414,428	398,980	383,943	354,608
Cost of common stock in treasury (2,537,741, 2,421,946, 2,239,928, and 2,250,503 shares at March 31,2019, December 31, 2018, September 30, 2018, and March 31, 2018, respectively)	(69,136)	(62,760)	(54,369)	(54,602)
Accumulated other comprehensive loss	(3,408)	(10,676)	(15,675)	(10,935)
Total shareholders’ equity	778,422	762,082	750,437	725,609
Noncontrolling interests	2,679	1,508	—	—
Total equity	781,101	763,590	750,437	725,609
Total liabilities and equity	$6,379,086	$6,293,745	$6,293,169	$6,051,463

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Interest income:
Loans and leases	$62,683	$62,283	$53,691
Investment securities, taxable	5,515	5,363	4,608
Investment securities, tax-exempt	385	419	531
Other	438	452	408
Total interest income	69,021	68,517	59,238
Interest expense:
Deposits	11,470	10,345	6,562
Short-term borrowings	931	718	776
Subordinated notes	928	916	883
Long-term debt and mandatorily redeemable securities	744	695	485
Total interest expense	14,073	12,674	8,706
Net interest income	54,948	55,843	50,532
Provision for loan and lease losses	4,918	4,702	3,786
Net interest income after provision for loan and lease losses	50,030	51,141	46,746
Noninterest income:
Trust and wealth advisory	4,858	4,974	5,188
Service charges on deposit accounts	2,498	2,778	2,484
Debit card	3,220	3,462	3,103
Mortgage banking	936	962	884
Insurance commissions	2,174	1,477	1,958
Equipment rental	7,982	7,957	7,755
Losses on investment securities available-for-sale	—	—	(345)
Other	2,456	2,550	2,780
Total noninterest income	24,124	24,160	23,807
Noninterest expense:
Salaries and employee benefits	23,495	24,466	22,531
Net occupancy	2,772	2,537	2,866
Furniture and equipment	6,024	6,491	5,455
Depreciation – leased equipment	6,524	6,556	6,428
Professional fees	1,598	2,052	2,017
Supplies and communication	1,493	1,633	1,553
FDIC and other insurance	645	656	698
Business development and marketing	949	1,191	1,533
Loan and lease collection and repossession	1,361	296	951
Other	343	1,813	1,525
Total noninterest expense	45,204	47,691	45,557
Income before income taxes	28,950	27,610	24,996
Income tax expense	6,754	6,164	5,880
Net income	22,196	21,446	19,116
Net (income) loss attributable to noncontrolling interests	—	—	—
Net income available to common shareholders	$22,196	$21,446	$19,116
Per common share:
Basic net income per common share	$0.86	$0.82	$0.73
Diluted net income per common share	$0.86	$0.82	$0.73
Cash dividends	$0.27	$0.25	$0.22
Basic weighted average common shares outstanding	25,759,186	25,876,687	25,950,386
Diluted weighted average common shares outstanding	25,759,186	25,876,687	25,950,386

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$909,422	$5,515	2.46%	$895,204	$5,363	2.38%	$813,144	$4,608	2.30%
Tax exempt(1)	78,171	472	2.45%	81,652	516	2.51%	103,835	655	2.56%
Mortgages held for sale	8,826	101	4.64%	9,018	107	4.71%	7,719	80	4.20%
Loans and leases, net of unearned discount(1)	4,858,183	62,677	5.23%	4,835,995	62,270	5.11%	4,588,782	53,699	4.75%
Other investments	42,095	438	4.22%	51,607	452	3.47%	39,299	408	4.21%
Total earning assets(1)	5,896,697	69,203	4.76%	5,873,476	68,708	4.64%	5,552,779	59,450	4.34%
Cash and due from banks	63,886			67,437			61,395
Reserve for loan and lease losses	(101,697)			(99,182)			(95,707)
Other assets	431,500			428,813			421,107
Total assets	$6,290,386			$6,270,544			$5,939,574

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,934,921	$11,470	1.18%	$3,932,453	$10,345	1.04%	$3,702,882	$6,562	0.72%
Short-term borrowings	251,379	931	1.50%	241,979	718	1.18%	322,257	776	0.98%
Subordinated notes	58,764	928	6.40%	58,764	916	6.18%	58,764	883	6.09%
Long-term debt and mandatorily redeemable securities	70,481	744	4.28%	70,871	695	3.89%	70,311	485	2.80%
Total interest-bearing liabilities	4,315,545	14,073	1.32%	4,304,067	12,674	1.17%	4,154,214	8,706	0.85%
Noninterest-bearing deposits	1,124,441			1,155,495			1,005,557
Other liabilities	73,183			51,762			53,561
Shareholders’ equity	775,657			758,450			726,242
Noncontrolling interests	1,560			770			—
Total liabilities and equity	$6,290,386			$6,270,544			$5,939,574
Less: Fully tax-equivalent adjustments		(182)			(191)			(212)
Net interest income/margin (GAAP-derived)(1)		$54,948	3.78%		$55,843	3.77%		$50,532	3.69%
Fully tax-equivalent adjustments		182			191			212
Net interest income/margin - FTE(1)		$55,130	3.79%		$56,034	3.78%		$50,744	3.71%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2019	2018	2018
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$69,021	$68,517	$59,238
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	95	94	88
(C)	– Tax exempt investment securities	87	97	124
(D)	Interest income – FTE (A+B+C)	69,203	68,708	59,450
(E)	Interest expense (GAAP)	14,073	12,674	8,706
(F)	Net interest income (GAAP) (A-E)	54,948	55,843	50,532
(G)	Net interest income - FTE (D-E)	55,130	56,034	50,744
(H)	Annualization factor	4.056	3.967	4.056
(I)	Total earning assets	$5,896,697	$5,873,476	$5,552,779
	Net interest margin (GAAP-derived) (F*H)/I	3.78%	3.77%	3.69%
	Net interest margin – FTE (G*H)/I	3.79%	3.78%	3.71%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$54,948	$55,843	$50,532
(G)	Net interest income – FTE	55,130	56,034	50,744
(J)	Plus: noninterest income (GAAP)	24,124	24,160	23,807
(K)	Less: gains/losses on investment securities and partnership investments	(17)	(57)	(32)
(L)	Less: depreciation – leased equipment	(6,524)	(6,556)	(6,428)
(M)	Total net revenue (GAAP) (F+J)	79,072	80,003	74,339
(N)	Total net revenue – adjusted (G+J–K–L)	72,713	73,581	68,091
(O)	Noninterest expense (GAAP)	45,204	47,691	45,557
(L)	Less:depreciation – leased equipment	(6,524)	(6,556)	(6,428)
(Q)	Noninterest expense – adjusted (O–L)	38,680	41,135	39,129
	Efficiency ratio (GAAP-derived) (O/M)	57.17%	59.61%	61.28%
	Efficiency ratio – adjusted (Q/N)	53.20%	55.90%	57.47%

		End of Period
		March 31,	December 31,	March 31,
		2019	2018	2018
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$778,422	$762,082	$725,609
(S)	Less: goodwill and intangible assets	(83,992)	(83,998)	(84,124)
(T)	Total tangible common shareholders’ equity (R–S)	$694,430	$678,084	$641,485
(U)	Total assets (GAAP)	6,379,086	6,293,745	6,051,463
(S)	Less: goodwill and intangible assets	(83,992)	(83,998)	(84,124)
(V)	Total tangible assets (U–S)	$6,295,094	$6,209,747	$5,967,339
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.20%	12.11%	11.99%
	Tangible common equity-to-tangible assets ratio (T/V)	11.03%	10.92%	10.75%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$778,422	$762,082	$725,609
(W)	Actual common shares outstanding	25,667,933	25,783,728	25,955,171
	Book value per common share (GAAP-derived) (R/W)*1000	$30.33	$29.56	$27.96
	Tangible common book value per share (T/W)*1000	$27.05	$26.30	$24.72

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